Exhibit 99.1

Tarsus Announces Proposed $100.0 Million Public Offering

IRVINE, Calif., March 12, 2025 (GLOBAL NEWSWIRE) — Tarsus Pharmaceuticals, Inc. (Nasdaq: TARS) (the “Company” or “Tarsus”) today announced the commencement of an underwritten public offering of $100.0 million of shares of its common stock. Tarsus also intends to grant the underwriters a 30-day option to purchase up to an additional $15.0 million of shares of its common stock offered in the proposed offering. All shares in the proposed offering are to be sold by Tarsus. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Goldman Sachs & Co. LLC, BofA Securities, Barclays, and Oppenheimer & Co. are acting as joint book-running managers for the offering.

A registration statement relating to the shares to be sold in the proposed offering was filed with the U.S. Securities and Exchange Commission (“SEC”) on February 29, 2024 and became automatically effective upon filing. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov. The offering will be made only by means of prospectus. A preliminary prospectus supplement related to the offering (including the accompanying prospectus) will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained, when available, from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at (888) 603-5847, or by email at Barclaysprospectus@broadridge.com; or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these shares, nor shall there be any sale of these shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tarsus Pharmaceuticals, Inc.

Tarsus Pharmaceuticals, Inc. applies proven science and new technology to revolutionize treatment for patients, starting with eye care. Tarsus is advancing its pipeline to address several diseases with high unmet need across a range of therapeutic categories, including eye care and infectious disease prevention. XDEMVY (lotilaner ophthalmic solution, 0.25%) is FDA approved in the United States for the treatment of Demodex blepharitis. Tarsus is also developing TP-04 for the potential treatment of Ocular Rosacea and TP-05 as an oral tablet for the potential prevention of Lyme disease.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words, without limitation, “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors; including, but not limited to, risks and uncertainties related to market conditions, and satisfaction of customary closing conditions related to the proposed public offering and the grant to the underwriters of an option to purchase additional shares. Further, there are other risks and uncertainties that could cause actual results to differ from those set forth in the forward-looking statement and they are detailed from time to time in the reports Tarsus files with the Securities and Exchange Commission, including Tarsus’ Form 10-K for the year ended December 31, 2024 filed on February 25, 2025 with the SEC, copies of which are posted on its website and are available from Tarsus without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this press release are based on the current expectations of Tarsus’ management team and speak only as of the date hereof, and Tarsus specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Media Contact:

Adrienne Kemp

Sr. Director, Corporate Communications

(949) 922-0801

akemp@tarsusrx.com

Investor Contact:

David Nakasone

Head of Investor Relations

(949) 620-3223

DNakasone@tarsusrx.com